UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Merrimack Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On January 7, 2017, Merrimack Pharmaceuticals, Inc. (the “Company”) and Ipsen S.A. (“Ipsen”) entered into an asset purchase and sale agreement (the “Asset Sale Agreement”), pursuant to which Ipsen will acquire the Company’s right, title and interest in the non-cash assets, equipment, inventory, contracts and intellectual property primarily related to or used in the Company’s business operations and activities involving or relating to developing, manufacturing and commercializing ONIVYDE and the generic version of doxorubicin hydrochloride (HCl) liposome injection, or MM-436 (the “Asset Sale”). As of 11:59 p.m., Eastern time, on February 22, 2017, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) relating to the Asset Sale has expired without a request for additional information by the U.S. Department of Justice or the Federal Trade Commission.

The expiration of the waiting period under the HSR Act satisfied a condition to consummation of the Asset Sale. The closing of the Asset Sale remains subject to the satisfaction or waiver of the remaining conditions to consummation of the Asset Sale as set forth in the Asset Sale Agreement, including approval of the Asset Sale by the Company’s stockholders. A special meeting of the Company’s stockholders is scheduled for March 30, 2017 to consider and vote on the Asset Sale, and the Company expects to close the Asset Sale shortly thereafter.

Forward Looking Statements

This communication contains forward-looking statements of the Company that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this communication are forward-looking statements. Forward looking statements can be identified by the use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. The Company’s forward-looking statements include, among others, statements about the Company’s expectations with respect to the consummation of the proposed transaction. Actual events or results may differ materially from those described in this communication due to a number of risks and uncertainties. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the asset sale (including the failure to obtain necessary approvals) in the anticipated timeframe or at all; whether stockholders approve the deal; whether any legal action is brought that results in a delay in or prohibition of the consummation of the transaction; and those risk factors discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the Securities and Exchange Commission (“SEC”) on November 9, 2016, the Definitive Proxy Statement on Schedule 14A, filed with the SEC on February 14, 2017 and its other filings with the SEC. The forward-looking statements in this communication represent the Company’s views as of the date of this communication. The Company anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this communication.

Additional Information about the Transaction and Where to Find It

This disclosure is being made in respect of the asset sale contemplated by the Asset Sale Agreement. In connection with the proposed asset sale, the Company recently filed a proxy statement and other relevant material with the SEC. The Company is holding a special meeting of its stockholders on March 30, 2017 (the “Special Meeting”). This communication does not constitute a solicitation of any vote or proxy from any stockholder of the Company. INVESTORS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY AND OTHER RELEVANT DOCUMENTS AND MATERIALS FILED WITH THE SEC AND INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ASSET SALE. The definitive proxy statement has been mailed to the Company’s stockholders. In addition, the proxy statement and other documents are available free of charge at the SEC’s internet website, www.sec.gov. The proxy statement and other pertinent documents may be obtained free of charge at the Company’s website, www.merrimack.com, or by directing a written request to Merrimack Pharmaceuticals, Inc., One Kendall Square, Suite B7201, Cambridge, Massachusetts 02139, telephone number 617-441-1000.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the Special Meeting. Information about the Company’s directors and executive officers is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016 and the proxy statement for the Company’s 2016 annual meeting of stockholders, filed with the SEC on April 25, 2016. Additional information regarding these persons and their interests in the transaction is included in the Definitive Proxy Statement on Schedule 14A, filed with the SEC on February 14, 2017. These documents can be obtained free of charge from the sources indicated above.

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